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                                                                      EXHIBIT 1


                     SERIES A 9% CONVERTIBLE PREFERRED STOCK


                            AMCOR CAPITAL CORPORATION

                             UNDERWRITING AGREEMENT

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TORREY PINES SECURITIES, INC.
140 Marine View Drive, Suite 110
Solana Beach, California 92075

Gentlemen:

         AMCOR CAPITAL CORPORATION, a corporation organized under the laws of the State of Delaware (the "Company"), confirms its agreement with Torrey Pines Securities, Inc., a California corporation ("Torrey Pines"), and each of the underwriters, if any, named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 11), for whom Torrey Pines is acting as representative (in such capacity, Torrey Pines shall hereinafter be referred to as "you" or the "Representative"), with respect to the sale by the Company of a total of Six Hundred and Fifty Thousand (650,000) of the Company's Series A 9% Convertible Preferred Stock (the "Preferred Stock") and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Preferred Shares set forth opposite their names on Schedule A. Such shares of Preferred Stock are hereinafter referred to as the "Firm Shares."

         Upon your request, as provided in Section 2(b) of this Agreement, the Company shall also sell to the Underwriters, acting severally and not jointly, up to an additional Ninety-Seven Thousand and Five Hundred (97,500) shares of Preferred Stock (fifteen percent (15%) of the Firm Shares) for the purpose of covering over-allotments, if any (the "Option Shares"). The Firm Shares and the Option Shares are hereinafter together referred to as the "Shares." The Underwriters are purchasing the Preferred Shares for resale and distribution within the United States. The Company also proposes to issue and sell to you warrants (the "Underwriters' Warrant") pursuant to the Underwriters' Warrant Agreement (the "Underwriters' Warrant Agreement") for the purchase of up to an additional number of shares of Preferred Stock equal to ten percent (10%) of the aggregate of the Firm Shares. The shares of Preferred Stock issuable upon exercise of the Underwriters' Warrant are hereinafter referred to as the "Underwriter's Preferred Shares". The Firm Shares, the Option Shares, the Underwriters' Warrant and the Underwriter's Preferred Shares (collectively, hereinafter referred to as the "Securities") are more fully described in the Registration Statement and the Prospectus defined below.


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1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE UNDERWRITERS

         a. The Company makes the following representations and warranties to each of the Underwriters as of the date hereof, and as of the Closing Date (hereinafter defined) and the Option Closing Date (as hereinafter defined). Each and every certificate signed by any officer of the Company, and delivered to the Underwriter or to Underwriters' Counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                 (i) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and amendment or amendments thereto, on Form S-2 (No. 333-28373), including any related preliminary prospectus
         ("Preliminary Prospectus"), for the registration of the Firm Shares and the Option Shares under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the Rules and Regulations of the Commission under the Act. For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits, and all other documents filed as a part thereof or incorporated therein (including, but not limited to, those documents or information incorporated by reference therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Rules and Regulations)), is hereinafter called the "Registration Statement", and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus".

                 (ii) Neither the Commission nor any securities exchange or state authority has issued any order preventing or suspending the use of any preliminary Prospectus, as defined under the Act (a "Preliminary Prospectus"), the Registration Statement or the Prospectus or any part thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company's securities have been instituted or are pending or to the Company's knowledge, threatened. Each Preliminary Prospectus, the Registration Statement and the Prospectus as of the time of filing thereof conformed with the requirements of the Act and the Rules and Regulations, and none of any Preliminary Prospectus, the Registration Statement or Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this



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         representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus.

                 (iii) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date and each Option Closing Date, if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus will contain all statements which are required to be stated therein in accordance with the Act, and the Rules and Regulations and will conform to the requirements of the Act and the Rules and Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information furnished to the Company in writing with respect to the Underwriters by or on behalf of any Underwriter expressly for use in the Preliminary Prospectus, Registration Statement or Prospectus or any amendment thereof or supplement thereto.

                 (iv) Each of the Company and each of its controlled corporations, partnerships and limited liability companies as described in the Registration Statement (hereinafter referred to as the "Subsidiaries"), has been duly organized and is validly existing and in good standing under the laws of the state of its formation. Except as disclosed in the Prospectus, neither the Company nor any Subsidiary owns a material interest in any corporation, partnership, trust, joint venture or other business entity. Each of the Company and each Subsidiary is duly qualified and licensed and in good standing as a foreign corporation in each state or other jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing. Each of the Company and each Subsidiary has all requisite power and authority, and to the best knowledge of the Company, each has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus; to the best knowledge of the Company, each of the Company and each Subsidiary is and has been doing business in compliance with all such authorizations approvals, orders, licenses, certificates, franchises and permits and all federal, state and local laws, rules and regulations, and except as set forth in the Prospectus, at the Closing Date and at the Option Closing Date, if any, neither the Company nor any subsidiary shall have received





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         notice of any proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit, or in the aggregate, if subject to any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, position, or prospects of the Company and its Subsidiaries taken as a whole.

                 (v) This Underwriting Agreement has been duly authorized, executed, and delivered by the Company and is binding upon the Company in accordance with its terms; the issuance and delivery of the Preferred Shares and Warrants to be purchased hereunder and the Underwriters' Warrant, the execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any contract, indenture, mortgage, deed of trust, loan agreement, bond debenture, note, or other evidence of indebtedness, lease, contract, or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound; (ii) the Company's or any Subsidiary's articles of incorporation or bylaws; or (iii) any statute, law, order, rule, regulation, writ, injunction, or decree of any court, foreign or domestic, or governmental agency or body having jurisdiction over the Company or any Subsidiary or their properties; and no consent, approval, authorization, or order of any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except as may be required under the Act and the Rules and Regulations, or under the applicable securities laws of any state.

                 (vi) Except as set forth in the Prospectus, there shall not be at the Closing Date or at the Option Closing Date, if any, to the knowledge of the Company, any pending or threatened action, suit, or proceeding to which the Company and/or any subsidiary is named as a party before any court or governmental agency or body which might result in a material adverse change, individually or in the aggregate, in the condition, financial or otherwise, business or prospects of the Company and its subsidiaries taken as a whole, and there are no contracts or documents of the Company that are required to be described in or filed as exhibits to the Registration Statement by the Rules and Regulations that have not been described in or filed as exhibits to the Registration Statement.

                 (vii) The outstanding shares of the capital stock of the Company and the equity securities of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable, and free of preemptive rights; the capital stock of the Company conforms to the statements about it in the Registration Statement and Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); all issued and outstanding shares of the capital stock of the Company and the equity securities of each Subsidiary and all other securities issued and sold or exchanged by the Company and each Subsidiary have been issued and sold or exchanged.





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         in compliance with all applicable securities laws and regulations; the
         Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement against payment therefor, the Securities will be duly and validly issued, fully paid, nonassessable, and free of preemptive rights; the Underwriters' Warrants have been authorized for issuance to the Representative and will, when issued, possess rights, privileges, and characteristics as represented in the most recent form of Underwriters' Warrant filed as an exhibit to the Registration Statement; the securities underlying the Preferred Shares to be issued upon exercise of the Underwriters' Warrant, when issued and delivered against payment therefor in accordance with the terms of the Underwriters' Warrant, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Underwriters' Warrant, and the securities underlying any Securities to be issued upon their exercise, have been validly and sufficiently taken; and there are no outstanding options, warrants, or other rights granted by the Company or any Subsidiary or to the Company's knowledge, by any person named in the table under "Principal Stockholders" in the Prospectus to purchase Preferred Stock or other securities of the Company other than as described in the Prospectus; and to the Company's knowledge, no option, warrant or other right has been granted to any person, the exercise of which would cause that person to own more than five percent (5%) of any capital stock of the Company except as described in the Prospectus. The Company is the sole record and beneficial owner of all of the outstanding equity securities of each Subsidiary, except as described in the Prospectus.

                 (viii) Kelly & Company, Independent Auditors, who have examined the August 31, 1996 and 1995 financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations; the financial statements filed as a part of the Registration Statement and included in the Prospectus fairly present the financial position, results of operations, stockholders' equity, and cash flows of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein.

                 (ix) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated or contemplated in the Registration Statement or the Prospectus, as the case may be, there has not been
         (a) any material adverse change in the business, properties, business prospects, results of operations, or condition (financial or other) of the Company or any Subsidiary, (b) any transaction entered into by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, except transactions in the





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         ordinary course of business, (c) any direct or contingent obligation incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business, (d) any transaction entered into by the Company or any Subsidiary that is required to be and is not described in the Prospectus or an appropriate amendment or supplement thereto, (e) other than in the ordinary course of the Company's business, any material change in the outstanding indebtedness of the Company or any Subsidiary, (f) any material change in the capital stock of the Company or equity securities of any subsidiary, or (g) any dividend or distribution of any kind declared, paid, or made on the Company's capital stock.

                 (x) Except as set forth in the Prospectus, the Company and each Subsidiary has good and marketable title to all properties and assets, tangible and intangible, described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, or restrictions. All of the leases and subleases under which the Company or any Subsidiary holds properties are in full force and effect, and the Company has no notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises or property under any such lease or sublease.

                 (xi) The Company and each Subsidiary has filed all required state and federal income, employment, excise, and franchise tax returns or has filed extensions for the filing thereof, and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency that might be asserted against it or any Subsidiary that might materially and adversely affect the Company's or any Subsidiary's business or properties.

                 (xii) Except as disclosed in the Prospectus, the Company and each Subsidiary maintains insurance of the types and in amounts generally deemed adequate for its business and consistent in coverage and amount with insurance maintained by similar companies and business, including, but not limited to, property and casualty insurance and all other risks customarily insured against, all of which insurance is in full force and effect.

                 (xiii) To the best knowledge of the officers and directors of the Company so named in the Prospectus (hereinafter referred to as the Company's management), no labor disturbance by the employees of the Company or any Subsidiary exists or is imminent.

                 (xiv) To the best knowledge of the Company's management, neither the Company nor any Subsidiary nor any employee or agent of the Company or any





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         Subsidiary has made any payment of funds of the Company or any
         Subsidiary or received or retained any funds in violation of the law.

                 (xv) To the best knowledge of the Company's management there is no occurrence or likely occurrence of any event or events that would cause it to use the proceeds of the offering in a way materially different from that stated in the Prospectus.

                 (xvi) To the best knowledge of the Company's management there is no factual basis for any claim, by any present or former employee of the Company or any Subsidiary, for salary, wages or the like, reinstatement or damages of any kind related to his or her employment.

                 (xvii) To the best knowledge of the Company's management there is no factual basis for any claim, relating to its or any Subsidiary's use, storage, handling or disposal of toxic wastes or to such use, storage, handling or disposal by any other person on property owned or leased by the Company or any Subsidiary.

                 (xviii) Neither the Company nor any of its employees, directors, stockholders, partners, or affiliates, as defined in
         Section 1(a)(xxiii)below, of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

                 (xix) Except as otherwise disclosed in the Prospectus, none of the trademarks, service marks, trade names and copyrights, and license and rights to the foregoing presently owned or held by the Company or any Subsidiary are in dispute so far as known by the Company or are in any conflict with the right of any other person or entity.

                 (xx) Except as described in the Prospectus under "Underwriting", there are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

                 (xxi) Neither the Company's management nor any of its employees, agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to





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         customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (United States or foreign) or instrumentality of any government (United States or foreign) or any political party or candidate for office (United States or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (United States or foreign), (b) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company, or (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.

                 (xxii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of the Laws of Florida, Charter 92-198 Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it or any affiliate commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's, or any affiliate's, business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                 (xxiii) Except as set forth in the Prospectus, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (a) an interest in any person or entity which furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "CERTAIN TRANSACTIONS", there are no existing agreements, arrangements, understandings or transactions or proposed agreements, arrangements, understandings or transactions, between or among the Company and any officer, director, or Principal Stockholder (as such term is defined in the Prospectus) of the Company or any partner, affiliate or associate of any of the foregoing persons or entities.

                 (xxiv) The minute books of the Company have been made available to the Underwriters and contain a complete summary of all meetings and actions of the directors, stockholders, audit committee, compensation committee and any other





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         committee of the Board of Directors of the Company, respectively, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

                 (xxv) Except and to the extent described in the Registration Statement, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company.

         b. Torrey Pines and each of the Underwriters makes the following representations and warranties to the Company as of the date hereof, and as of the Closing Date (as hereinafter defined) and the Option Closing Date (as hereinafter defined). Each and every certificate signed by any officer of Torrey Pines and such Underwriter and delivered to the Company or to Company's Counsel (as defined herein) shall be deemed a representation and warranty by Torrey Pines and such Underwriter as to the matters covered thereby.

                 (i) Torrey Pines and such Underwriter (A) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization; and (B) has all requisite power and authority to own its properties and to carry on its business as it is now being conducted and as it is proposed to be conducted during the Offering.

                 (ii) Torrey Pines and such Underwriter (A) is a member in good standing of the NASD, and represents that it is a member in good standing of the NASD; and (B) in making sales of the Shares, will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 2110 of the NASD's Conduct Rules.

                 (iii) The execution, delivery and performance by Torrey Pines and such Underwriter of this Agreement are within the corporate power and authority of Torrey Pines and such Underwriter and have been duly authorized by all necessary corporate action, and this Agreement has been duly and validly authorized, executed and delivered by Torrey Pines and such Underwriter and constitutes a valid and binding obligation of Torrey Pines and such Underwriter enforceable against Torrey Pines and such Underwriter in accordance with its terms.

                 (iv) Neither Torrey Pines nor such Underwriter has a direct or indirect affiliation or association with any officer or director of the Company or with any beneficial owner of five percent (5.0%) or more of the Company's voting securities.





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                 (v)      The information furnished by Torrey Pines or such
         Underwriter or its counsel for inclusion in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, is true and accurate in all material respects and no material information has been omitted therefrom that would be necessary in order to make the statements in the Registration Statement or the Prospectus prepared in reliance on such information, in light of the circumstances under which they were made, not misleading.

                 (vi) Neither Torrey Pines nor such Underwriter has taken, or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in the stabilization or the manipulation of the price of the Shares or the Common Stock of the Company except as may be authorized in writing by the Representative.

                 (vii) To the best knowledge of Torrey Pines and such Underwriter, no proceeding is pending or threatened against Torrey Pines or such Underwriter or any of its directors or officers in any court of competent jurisdiction, or before the Commission, any state securities commission, or the NASD, concerning Torrey Pines or such Underwriter's activities as a broker and/or dealer.

                 (viii) Neither Torrey Pines nor such Underwriter has published, issued, or circulated or authorized the publication, issuance, or circulation of any circular, notice or advertisement regarding the Securities which has not previously been approved by the Representative, the Company and Company's Counsel.

                 (ix) Neither Torrey Pines nor such Underwriter or any of their associated persons, parents, or affiliates has a "Conflict of Interest" with the Company within the meaning of Section 2(g) of Schedule E to the NASD Bylaws.

                 (x) Neither Torrey Pines nor such Underwriter has made any material representation, in writing or otherwise, to any purchaser of the Shares regarding the Company, the Shares or the Offering, other than such material representations as are set forth in the Prospectus and/or the Registration Statement.

2.       PURCHASE, SALE AND DELIVERY OF THE SECURITIES


         (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to Torrey Pines, as Representative of each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company at a price of $9.10 per share, which is ninety-one percent (91%) of the initial public offering price per Preferred Share, that number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any






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additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

         b. In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Representative and at the election of the Representative each Underwriter, severally and not jointly, in the amounts designated in writing by the Representative to purchase all or any part of the Option Shares at a price of $9.10 per share, which is ninety-one percent (91%) of the initial public offering price per Preferred Share. The option granted hereby will expire 45 days after (i) the date the Registration Statement becomes effective with the Commission, if the Company has elected not to rely on Rule 430A under the Rules and Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Rules and Regulations and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for any such Option Shares. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representative, but shall not be later than three (3) full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Representative and the Company. Nothing herein contained shall obligate the Underwriters to make any over-allotments. No Option Shares shall be delivered unless the Firm Shares shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

         c. Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Torrey Pines Securities, Inc. at 140 Marine View Drive, Suite 110, Solana Beach, California 92075, or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at 10:00 AM Pacific time) on _____________________, 1997 or at such other time and date as shall be agreed upon by the Representative and the Company, but not more than three (3) full business days after the effective date of the Registration Statement (such time and date of payment and delivery being herein called "Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned office of the Representative or at such other place as shall be agreed upon by the Representative and the Company on each Option Closing Date as specified in the notice from the Representative to the Company. Delivery of the certificates for the Firm Shares and the Option Shares, if any, shall be made to the Underwriters against payment by the Underwriters, severally and not jointly, of the purchase price for the Firm Shares and the Option Shares, if any, to the order of the Company for the Firm Shares and the Option Shares, if any, by New York Clearing House funds. In the event such option is exercised, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional Preferred Shares. Certificates of the Firm Shares and the Option Shares, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Underwriters may request in writing at least two (2) business days prior to the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Firm Shares and the Option Shares, if any, shall be made available to the Representative at such office or such other place as the Representative may designate for inspection, checking and packaging no later than 9:30 AM on the last business day prior to Closing Date or the relevant Option Closing Date, as the case may be.

         d. On the Closing Date, the Company shall issue and sell to the Representative, the Underwriters' Warrant. The Underwriters' Warrant shall entitle the holders thereof to purchase an aggregate of 65,000 shares of Preferred Stock (ten percent (10%) of the number of the total number of Preferred Shares sold in the Offering). The Underwriters' Warrant shall be exercisable for a period of twenty-four (24) months commencing twelve (12) months from the effective date of the Registration Statement. The Underwriters' Warrant Agreement and form of Warrant certificate shall be substantially in the form filed as Exhibit A to that Agreement. Payment for the Underwriters' Warrant shall be made on the Closing Date.

3.       PUBLIC OFFERING OF THE PREFERRED SHARES

         As soon after the Registration Statement becomes effective as the Representative deems advisable, the Underwriters shall make a public offering of the Preferred Shares (other than to residents of or in any jurisdiction in which qualification of the Preferred Shares is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after distribution of the Preferred Shares has been completed to such extent as the Representative, in its discretion deems advisable. The Underwriters may enter into one or more agreements as the Underwriters, in each of their sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

4.       COVENANTS AND AGREEMENTS OF THE COMPANY

         The Company covenants and agrees with each of the Underwriters as follows:

         (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective with the Commission as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or the Exchange Act before termination of the offering of the Preferred Shares by the Underwriters of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative shall have objected within two (2) business days after its receipt thereof or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

         (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representative and confirm the notice in writing, (i) when the Registration Statement, as amended, becomes effective with the Commission and, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation or the threatening of any proceeding suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or the state securities commission authority of any state shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order.

         (c) The Company shall file the Prospectus (in form and substance satisfactory to the Representative) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Representative, pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifteenth business day after the effective date of the Registration Statement.

         (d) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the corresponding prospectus on file at the Commission, as the case may be at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), and will furnish the Representative with copies of any such amendment or supplement no later than two (2) business days after its receipt thereof prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Representative or Rushall & McGeever ("Underwriters' Counsel") shall object.

         (e) The Company shall endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

         (f) During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities or the Underwriter's Preferred Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Underwriters' Counsel, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriters may request.


         (g) During a period of three (3) years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, each annual report (including financial statements audited by independent public accountants), and each report on Form 10-KSB (or 10-K, as the case may be), including each amendment thereto, a copy of any report on Form 10-QSB (or 10-Q, as the case may be), including any amendment thereto and each current report on Form 8-K, including any amendment thereto, and will promptly deliver a copy of each such report to the Representative and will deliver to the Representative:

                 (i) every press release and every material news item or article of interest to the financial community in respect of the Company, or its affairs which was released or prepared by or on behalf of the Company; and

                 (ii) any additional information of a public nature concerning the Company (and any future subsidiary) or its businesses which the Representative may request.

         During such three (3)-year period, if the Company has an active subsidiary, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiary are consolidated.

         h. The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Preferred Stock.

         i. The Company will furnish to the Representative or on the Representative's order, without charge, at such place as the Representative may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Representative may request.

         j. Neither the Company, nor any of its officers, directors, stockholders, nor any of their respective affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

         k. The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "USE OF PROCEEDS" in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

         l. The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

         (m) The Company shall furnish to the Representative as early as practicable prior to each of the Closing Date and each Option Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than thirty (30) days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in its letter to be furnished pursuant to Section 6(i) hereof.

         (n) The Company shall use its best efforts to cause the Common Stock to be quoted on NASDAQ and for a period of five (5) years from the date of such listing, if any, use its best efforts to establish and maintain the NASDAQ quotation of the Preferred Stock to the extent outstanding.

         (o) Until the completion of the distribution of the Preferred Shares, the Company shall not, without the prior written consent of the Representative and Underwriters' Counsel, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

         (p) The Company hereby grants to the Representative a preferential right on the terms and subject to the conditions set forth in this paragraph, for a period of three (3) years from the effective date of the Registration Statement with the Commission to purchase for its account, or to sell for the account of the Company or its present or future affiliates or subsidiaries, any securities of the Company or any of its present or future affiliates or subsidiaries, with respect to which the Company or any of its present or future affiliates or subsidiaries may seek a public or private sale of such securities pursuant to an underwriting or placement by a broker-dealer for compensation. During such period the Company will consult, and will cause such present or future affiliates or subsidiaries to consult with, the Representative with regard to any such offering or placement of its securities and will offer, or cause any of its present or future affiliates or subsidiaries to offer, to the Representative the opportunity, on terms not more favorable to the Company or such present or future affiliate or subsidiary than they can secure elsewhere, to purchase or sell any such securities. If the Representative fails to accept in writing such proposal made by the Company or any of its present or future affiliates or subsidiaries within thirty (30) days after receipt of a notice containing such notice, then the Representative shall have no further claim or right with respect to the proposal contained in such notice. If, thereafter, such proposal is materially modified, the Company shall again consult, and cause each present or future affiliate or subsidiary to consult, with the Representative in connection with such modification and shall in all respects have the same obligations and adopt the same procedures with respect to such proposal as are provided hereinabove with respect to the original proposal.

5.       PAYMENT OF EXPENSES

         a. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date (to the extent not paid at the Closing Date) all expenses and fees (other than fees of Underwriters' Counsel incident to the performance of the obligations of the Company under this Agreement and the Underwriters' Warrant Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, (including mailing and handling charges) filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreements, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters and such dealers as the Underwriters may request, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the Securities, including, but not limited to, (A) the purchase by the Underwriters of the Securities and the purchase by the Representative of the Underwriters' Warrants from the Company, (B) the consummation by the Company of any of its obligations under this Agreement and the Underwriters' Warrant Agreement, and (C) the resale of the Securities by the Underwriters in connection with the distribution contemplated hereby, (iv) the qualification of the Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum", the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey", if any, and disbursements and fees of the Company's counsel in connection therewith, (v) costs and expenses in connection with due diligence investigations, including, but not limited to, the fees of any consultant retained, (vi) fees and expenses of the transfer agent and registrar, (vii) the fees payable to the Commission and the NASD, and (viii) the fees and expenses incurred in connection with the quotation of the Securities on the appropriate NASDAQ Market and any other exchange.

         b. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 12 hereof, the Company shall reimburse and indemnify the Representative for all of its actual out-of-pocket expenses.

         c. The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 5, it will pay to the Representative on the Closing date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to three percent (3.0%) of the gross proceeds received by the Company from the sale of the Firm Shares, $_________ of which has been paid to date. In the event the Representative elects to purchase the Option Shares described in Section 2(b) hereof, the Company agrees to pay to the Representative on the Option Closing Date (by certified or bank cashier's check or, at the Representative's election, by deduction from the proceeds of the Option Shares) a non-accountable expense allowance equal to three percent (3.0%) of the gross proceeds received by the Company from the sale of the Option Shares, none of which to date has been paid to Representative.

6.       CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS

         The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, with respect to the Company as if it had been made on and as of the Closing Date or each Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or Option Closing Date, if any, of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

         a. At the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Preferred Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to Closing date the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post- effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         b. The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         c. At the Closing Date, the Underwriters shall have received the favorable opinion of White and Stepp LLP, legal counsel to the Company, dated as of the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                 (i) Each of the Company and each Subsidiary (A) has been duly organized and is validly existing as an entity of its respective form in good standing under the laws of its jurisdiction, (B) is duly qualified and licensed and in good standing as a foreign entity in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, and (C) has all requisite power and authority; and the Company has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the business of the Company and each Subsidiary as currently conducted and as contemplated are correct in all material respects and do not omit to state a fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                 (ii) The Preferred Shares, the Underwriters' Warrant and the Underwriter's Preferred Shares to be sold by the Company hereunder and under the Underwriter's Warrant Agreement are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Preferred Shares, the Underwriters' Warrant and the Underwriters' Preferred Shares has been duly and validly taken; and the certificates representing the Preferred Shares and the Underwriters' Warrant, are in due and proper form. The Underwriters' Warrant constitutes a valid and binding obligation of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby. Upon the issuance and delivery pursuant to this Agreement and the Underwriters' Warrant Agreement of the Preferred Shares and the Underwriters' Warrant, respectively, to be sold by the Company, the Underwriters and the Representative, respectively, will acquire good and marketable title to the Preferred Shares and the Underwriters' Warrant free and clear of any pledge, lien, charge, claim, encumbrance, security interest, or other restriction or equity of any kind whatsoever.

                 (iii) Each of the Company and each subsidiary is and has been doing business in material compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state and local laws, rules and regulations. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the Company's and the Subsidiary's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                 (iv) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, and any amendment or supplement thereto, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any material amount of capital stock, rights, warrants, options or other securities, except for this Agreement, the Underwriters' Warrant Agreement and as described in the Prospectus. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company. The Preferred Shares, the Underwriters' Warrant and the Underwriter's Preferred Shares to be sold by the Company hereunder and under the Underwriters' Warrant Agreement are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Preferred Shares, the Underwriters' Warrant and the Underwriter's Preferred Shares has been duly and validly taken; and the certificates representing the Preferred Shares and the Underwriters' Warrants are in due and proper form. Each of the Underwriters' Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby. Upon the issuance and delivery pursuant to this Agreement and the Underwriters' Warrant Agreement of the Preferred Shares and the Underwriters' Warrants, respectively, to be sold by the Company, the Underwriters and the Representative, respectively, will acquire good and marketable title to the Preferred Shares and Underwriters' Warrant free and clear of any pledge, lien, charge, claim, encumbrance, security interest, or other restriction or equity of any kind whatsoever.

                 (v) The Registration Statement is effective under the Act and if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A, and no stop order suspending the use of the Preliminary Prospectus, the Registration Statement or Prospectus or any part thereof or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such counsel's knowledge, threatened or contemplated under the Act;

                 (vi) Each of the Preliminary Prospectus, the Registration Statement, and the Prospectus and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included thereon, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                 (vii) To the best of such counsel's knowledge, (A) there are no agreements, contracts or other documents required by the Act to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) and the Prospectus and filed as exhibits thereto, and the exhibits which have been filed are correct copies of the documents of which they purport to be copies;
         (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company is a party or by which it is bound, including any document to which the Company is a party or by which it is bound, incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate in all material respects and fairly represent the information required to be shown by Form S-2;
         (C) there is not pending or threatened against the Company any action, arbitration, suit, proceeding, inquiry, investigation, litigation, governmental or other proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or business of the Company which (x) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), (y) questions the validity of the capital stock of the Company or this Agreement or the Underwriters' Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with any of the foregoing; (D) no statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required; and (E) there is no action, suit or proceeding pending, or threatened, against or affecting the Company before any court or arbitrator or governmental body, agency or official (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may result in a material adverse change in the condition, financial or otherwise, or the earnings, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company, which could adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement or the Underwriters' Warrant Agreement or which in any manner draws into question the validity or enforceability of this Agreement or the Underwriters' Warrant Agreement;

                 (viii) The Company has full legal right, power and authority to enter into each of this Agreement and the Underwriters'

         Warrant Agreement, and to consummate the transactions provided for therein; and each of this Agreement and the Underwriters' Warrant Agreement has been duly authorized, executed and delivered by the Company. Each of this Agreement and the Underwriters' Warrant Agreement, assuming due authorization, execution and delivery by each other party thereto constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's execution or delivery of this Agreement and the Underwriters' Warrant Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of, (A) the certificate of incorporation or by-laws of the Company,
         (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its respective properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties;

                 (ix) Except as described in the Prospectus, no consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body (other than such as may be required under Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Preferred Shares pursuant to the Prospectus, the issuance of the Underwriters' Warrant, and the Registration Statement, the performance of this Agreement and the Underwriters' Warrant Agreement, and the transactions contemplated hereby and thereby;

                 (x) The business and properties of the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and the Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable;

                 (xi) To the best knowledge of such counsel, the Company is not in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, stockholders' agreement, partnership agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected; and the Company is not in violation of any term or provision of its certificate of incorporation, bylaws, or in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation;

                 (xii) The Prospectus has been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

                 (xiii) Except as described in the Prospectus, such counsel is not aware of any person, corporation, trust, partnership, association or other entity which has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement.

                 (xiv) Except as described in the Prospectus, such counsel is not aware of any claim, payment, issuance, arrangement or understanding for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangement or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD.

                 (xv) Except as described in the Prospectus, the Company does not (A) maintain, sponsor or contribute to any ERISA Plans, (B) maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA, and (C) has never completely or partially withdrawn from a multi employer plan.

                 (xvi) To the best of such counsel's knowledge after due inquiry, the Registration Statement and the Prospectus do not contain any untrue statement of material fact relating to the Company, or omit to state any material fact relating to the Company which is required to be stated in the Registration Statement and the Prospectus or is necessary to make the statements therein not misleading.

         Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Preliminary Prospectus, the Registration Statement, the Prospectus, and related matters and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement any amendment thereto, at the time such Registration Statement or amendment became effective or the Preliminary Prospectus or Prospectus or amendment or supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Preliminary Prospectus, the Registration Statement or the Prospectus).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' Counsel) of other counsel acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Representative and they are justified in relying thereon.

         d. On or prior to each of the Closing Date and the Option Closing Date, if any, Underwriters' Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6 hereof, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company, or herein contained.

         e. Prior to and on each of the Closing Date and each Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospectus, change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) except as may be described in the Prospectus, the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) except as may be described in the Prospectus, the Company shall not have issued any securities (other than the Securities), the Company shall not have declared or paid any dividend or made any distribution in respect of its capital stock of any class, and there has not been any change in the capital stock of the Company, or, other than in the ordinary course of its business, any material change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (vi) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company, or affecting any of its properties or business before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

         f. At each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that each of such persons has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

                 (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

                 (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, after due inquiry are contemplated or threatened under the Act;

                 (iii) The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus nor any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                 (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,
         (a) the Company has not incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (b) the Company has not paid or declared any dividends or other distributions on its capital stock;
         (c) the Company has not entered into any transactions not in the ordinary course of business; (d) there has not been any material change in the capital stock of the Company or any material change in the debt (long or short-term) of the Company other than in its ordinary course of business; (e) the Company has not sustained any material loss or damage to its property or assets, whether or not insured; (f) there is no litigation which is pending or threatened (or circumstances giving rise to same) against the Company, or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

         References to the Registration Statement and the Prospectus in this
Section 6(f) are to such documents as amended and supplemented at the date of such certificate.

         g. By the Closing Date, the Underwriters will have received clearance from the Corporate Financing Department of the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

         h. At the time of this Agreement is executed, the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) in all respects to the Underwriters and Underwriters' Counsel, Rushall & McGeever, a Professional Law Corporation, from the independent auditors:

                 (i) Confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

                 (ii) Stating that it is their opinion that the financial statements of the Company as of August 31, 1996 and 1995 and for the years ended August 31,

         1996 and 1995 all included in the Company's annual report on Form 10K-SB/A for the year ended August 31, 1996 and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Representative may rely upon their opinion with respect to such financial statements incorporated by reference in the Registration Statement;

                 (iii) Stating that, on the basis of the latest available unaudited interim financial statements of the Company, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the boards of directors of the Company, and consultations with officers of the Company responsible for financial and accounting matters (A) the unaudited financial statements of the Company incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company incorporated by reference in the Registration Statement, and (B) at a specified date not more than five
         (5) days prior to the effective date of the Registration Statement, there has not been any change in the capital stock of the Company, any change in the long-term debt of the Company, or any decrease in the stockholders' equity of the Company or any decrease in the net current assets or net assets of the Company as compared with amounts shown in the August 31, 1996 balance sheets included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from August 31, 1996 to a specified date not more than five (5) days prior to the effective date of the Registration Statement, there was not any decrease in net revenues or net earnings of the Company or decrease in net earnings per common share of the Company, in each case as compared with the corresponding period beginning September 1, 1995 other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                 (iv) Setting forth, at a date not later than five (5) days prior to the date of the Registration Statement, the amount of liabilities of the Company; and

                 (v) Stating that they have compared specific dollar amounts, numbers of shares, earnings, and interest expense pertaining to the Company set forth in the Prospectus under the captions "Capitalization" and "Ratio of Earnings to Fixed Charges" in each case to the extent that such amounts, numbers, and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) and found them to be in agreement.

         i. At the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from Kelly & Company a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(h) hereof except that the specified date referred to shall be a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of Section 6(h) with respect to certain amounts, percentages and financial information as specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in clause 6(h)(v) above.

         j. The Company shall have delivered to the Representative a letter from Kelly & Company addressed to the Company stating that they have not during the immediately preceding two year period brought to the attentions of the Company's management any "weakness" as defined in Statement of Auditing Standards No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in any of the Company's internal controls.

         k. On each of the Closing Date and Option Closing Date, if any, there shall have been duly tendered to the Representative for the several Underwriters' accounts the appropriate number of Shares.

         l. No order suspending the sale of the Securities in any jurisdiction designated by the Representative pursuant to Section 4(e) hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

         m. On or before the Closing Date, the Company shall have executed and delivered to the Representative, (i) the Underwriter's Warrant Agreement substantially in the form filed as Exhibit ____ to the Registration Statement in final form and substance satisfactory to the Representative, and (ii) the Underwriters' Warrant in such denominations and to such designees as shall have been provided to the Company.

         If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Representative may terminate this Agreement or, if the Representative so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

7.       INDEMNIFICATION

         a. The Company agrees to indemnify and hold harmless each of the Underwriters (for purposes of this Section 7 "Underwriter" shall include the officers, directors, partners, employees, agents and counsel of the Underwriter, including specifically each person who may be substituted for an Underwriter as provided in Section 11 hereof), and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, investigations, inquiries, and suits in respect thereof), whatsoever (including, but not limited to, any and all costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against such action, proceeding, investigation, inquiry or suit, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Underwriter or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Securities; or (iii) in any application or other document or written communication (in this Section 7 collectively called an "application") executed by the Company or based upon written information furnished by the Company filed, delivered or used in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any other securities exchange, (B) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), or (C) any breach of any representation, warranty, covenant or agreement of the Company contained herein or in any certificate by or on behalf of the Company or any of its officers delivered pursuant hereto unless, in the case of clause (A) or (B) above, such statement or omission was made in the reliance upon and in conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary

Prospectus, the Registration Statement or any Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be.

         The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

         b. Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to any Underwriter by such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriters in connection with this Offering.
The Company acknowledges that the statements with respect to the public offering of the Securities set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus.

         The indemnity agreement in this subsection (b) shall be in addition to any liability which the Underwriters may have at common law or otherwise.

         c.      Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action, investigation, inquiry, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying parties party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action, investigation, inquiry, suit or proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action, investigation, inquiry, suit or proceeding or separate but similar or related actions, investigations, inquiries, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, investigation, inquiry, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         d. In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, investigation, inquiries, suits or proceedings in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, investigations, inquiries, suits or proceedings in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, claim, investigation, inquiry, suit or proceeding. Notwithstanding the provisions of this subdivision (d) the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, inquiry, investigation or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

8.       REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY

         All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the indemnity agreements contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, any controlling person of any Underwriter or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriters and the Representative, as the case may be.

9.       EFFECTIVE DATE

         This Agreement shall become effective at 10:00 a.m., Pacific Daylight time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representative, in its discretion, shall release the Securities for sale to the public; provided, however, that the provisions of Section 5, Section 7 and
Section 10 of this Agreement shall at all times be effective. For purposes of this Section 9, the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Representative of telegrams to securities dealers releasing such shares for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

10.      TERMINATION

         a. Subject to subsection (b) of this Section 10, the Representative shall have the right to terminate this Agreement, after the date hereof, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative's opinion will in the immediate future materially adversely disrupt the financial markets; or (ii) any material adverse change in the financial markets shall have occurred; or (iii) if trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Pacific Stock Exchange, the Chicago Board of Trade, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Commission or any other government authority having jurisdiction; or (iv) if trading of any of the securities of the Company shall have been suspended, or any of the securities of the Company shall have been delisted on any exchange; or (v) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities or a national emergency shall have been declared; or (vi) if a banking moratorium has been declared by a state or federal authority; or (vii) if a moratorium in foreign exchange trading has been declared; or (viii) if the Company or any Subsidiary shall have sustained a loss material or substantial to the Company or the Subsidiary by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the delivery of the Securities; or (ix) if there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis or there shall have been such a material adverse change in the general market, political or economic conditions, in the United States or elsewhere as in the Representative's judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities.

         b. If this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Representative, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 12 hereof) then, the Company shall promptly reimburse and indemnify the Representative for all of its actual out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters (less amounts previously paid pursuant to Section 5(c) hereof). In addition, the Company shall remain liable for all Blue Sky counsel fees and expenses and filing fees.

11.      SUBSTITUTION OF THE UNDERWRITERS

         If one or more of the Underwriters shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 12 hereof) to purchase the Securities which it or they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangement for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth.

12.      DEFAULT BY THE COMPANY

         If the Company shall fail at the Closing Date or at any Option Closing Date, as applicable, to sell and deliver the number of Shares which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may at the Representative's option, by notice from the Representative to the Company, terminate the Underwriters' obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5, Section 7 and Section 10 hereof. No action taken pursuant to this Section 12 shall relieve the Company from liability, if any, in respect of such default.

13.      NOTICES

         All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 140 Marine View Drive, Suite 110, Solana Beach, California 92075, Attention William Patton and Jack C. Smith, with a copy to Rushall & McGeever, 2111 Palomar Airport Road, Suite 200, Carlsbad, California 92009, Attention: Bruce J. Rushall, Esq. Notices to the Company shall be directed to the Company at 52-300 Enterprise Way, Coachella, California 92236, Attention: Fred H. Behrens, Chief Executive Officer, with a copy to White

& Stepp LLP, 4100 Newport Place, Suite 800, Newport Beach, California 92660,
Attention: Thomas E. Stepp, Jr., Esq.

14.      GENERAL PROVISIONS

         PARTIES. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the choice of law or conflict of laws principles.

         COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

         ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Underwriters' Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Representative and the Company.

         Please confirm that the foregoing correctly sets forth the understanding between you and the Company by executing this letter in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                          Very truly yours,

                                          AMCOR CAPITAL CORPORATION



                                          By:_________________________________

                                             Chief Executive Officer


CONFIRMED AND ACCEPTED AS OF

THE DATE FIRST ABOVE WRITTEN.

TORREY PINES SECURITIES, INC.
For itself and as Representative
of the several Underwriters named
in Schedule A hereto.



By:  _________________________________
     Jack C. Smith
     President

                                   SCHEDULE A


                                                   Number of Firm Shares
Name of Underwriters                                      to be
Purchased



Torrey Pines Securities, Inc.                ________________________________



         Total                               ________________________________